================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                -----------------


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 27, 2003


                                -----------------


                               THE SHAW GROUP INC.

             (Exact name of registrant as specified in its charter)



       LOUISIANA                     1-12227                   72-1106167
(State of Incorporation)      (Commission File Number)      (I.R.S. Employer
                                                         Identification Number)


           4171 ESSEN LANE
        BATON ROUGE, LOUISIANA                                   70809
(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (225) 932-2500

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

================================================================================

ITEM 9.           REGULATION FD DISCLOSURE

A. INTRODUCTION

On February 26, 2003, the Shaw Group Inc. (the "Company") issued a press release announcing its proposed private placement of $250.0 million principal amount at maturity of senior notes due 2010 (the "Notes"). The Company also announced that it intends to use the net proceeds of the proposed private placement of the Notes to purchase for cash up to $384.6 million in aggregate principal amount at maturity of its outstanding 20-year, zero coupon, unsecured, convertible debt Liquid Yield Option(TM) Notes (the "LYONs") by means of a tender offer using a modified Dutch auction procedure.

The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Notes. The Notes to be offered will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The information contained in this Current Report on Form 8-K is also not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities, with respect to any LYONs. The offer to purchase LYONs may only be made pursuant to the terms of the Company's Offer to Purchase and the accompanying Letter of Transmittal.

B.  LIMITATION ON INCORPORATION BY REFERENCE

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 9 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 9 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

C. SUPPLEMENTAL INFORMATION

The following sets forth certain supplemental information contained in the preliminary offering circular dated February 26, 2003 relating to the proposed private placement of the Notes (the "Preliminary Offering Circular"). Except as otherwise indicated in the supplemental information set forth below, or as the context may otherwise require, (i) the words "we," "our," "us" and "Shaw" refer to the Company and its subsidiaries, including the operations of businesses we acquired prior to the date of acquisition, (ii) "Notes" refer to the senior notes due 2010 of the Company that are the subject of the Preliminary Offering Circular, (iii) "IT Group" refers to The IT Group, Inc., whose business and assets we purchased in the third quarter of fiscal 2002, (iv) "Stone & Webster" refers to Stone and Webster, Inc., whose business and assets we purchased on July 14, 2000, (v) "Existing Credit Facility" refers to our senior secured credit facility under a credit agreement dated July 14, 2000, as amended and restated as of the date hereof, (vi) "Amended Credit Facility" refers to our Existing Credit Facility as proposed to be amended and restated concurrently with the closing of the private placement of the Notes, (vii) "Tender Offer" refers to our offer to purchase, for cash, a portion of our outstanding 20-year, zero-coupon, unsecured, convertible debt Liquid Yield Option(TM) Notes (the "LYONs") by means of a tender offer using a modified Dutch auction procedure commenced on February 26, 2003, (viii) pro forma financial data and information presented below give effect to the IT Group acquisition, the Amended Credit Facility, the private placement of the Notes and the anticipated use of proceeds of the private placement of the Notes to repurchase LYONs in the Tender Offer and (ix) references to our fiscal years refer to the twelve month period ended August 31 of such years (for example, our fiscal 2002 is fiscal year ended August 31, 2002).

     1. UNAUDITED PRO FORMA FINANCIAL INFORMATION

     In connection with the proposed private placement of the Notes, we prepared unaudited pro forma financial statements for the year ended August 31, 2002, the three months ended November 31, 2002 and 2001 and the twelve months ended November 31, 2002, in each case to give pro forma effect for the acquisition of substantially all of the assets and operations of IT Group, the private placement of the Notes and the completion of the Tender Offer. We also prepared other pro forma financial information as of and for the twelve months ended November 30, 2002 on the same basis and certain historical financial information for the twelve months ended November 30, 2002. The following is a summary of this pro forma and historical financial information that was included in the Preliminary Offering circular.

     The following Unaudited Pro Forma Condensed Consolidated Financial Statements and Other Historical and Pro Forma Financial Information are based on
(1) our historical financial statements which are included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2002 and our Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2002, (2) the historical financial statements of IT Group included as an exhibit to our Current Report on Form 8-K filed with the SEC on May 16, 2002, as amended by our Current Report on Form 8-K/A filed with the SEC on July 12, 2002, and (3) other historical financial statements of IT Group that we prepared based on unaudited financial information of IT Group made available to us in connection with the IT Group acquisition. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended August 31, 2002, the three months ended November 30, 2002 and 2001 and the twelve months ended November 30, 2002 and the other pro forma financial information included under "2. Other Historical and Pro Forma Information" below give pro forma effect to (i) the IT Group acquisition (except for the three months ended November 30, 2002, as the results of operations of IT Group are included in our historical financial statements for this period which are included in our Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2002), (ii) the proposed private placement of the Notes and (iii) the repurchase of LYONs in the Tender Offer with the proceeds of the private placement of the Notes, assuming the valid tender of sufficient LYONs at $650.00 per $1,000 principal amount at maturity, as if each such transaction had occurred on September 1, 2001. The unaudited as adjusted balance sheet information as of November 30, 2002 set forth below under "2. Other Historical and Pro Forma Financial Information" gives effect to the issuance of the Notes in the proposed private placement and the anticipated use of the net proceeds from the proposed private placement of the Notes, assuming the valid tender in the Tender Offer of a sufficient number of LYONs at $650.00 per $1,000 principal amount at maturity, and also gives effect to our use of $8.9 million of cash available to us prior to the completion of the private placement to repurchase LYONs at the assumed purchase price and the use of $3.5 million to pay certain fees and expenses in connection with the Tender Offer. There can be no assurance that holders of LYONs will tender any LYONs in the Tender Offer or that we will complete the Tender Offer. In the event that the Tender Offer is not consummated, the decrease in net income resulting from the additional interest expense is presented in footnote (5) to the notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements. The Unaudited Pro Forma Statement of Operations for the twelve months ended November 30, 2002 is derived by adding the historical data for the fiscal year ended August 31, 2002 to the pro forma financial data for the three months ended November 30, 2002 and subtracting the pro forma financial data for the three months ended November 30, 2001. The pro forma impact of the private placement of the Notes and application of the proceeds of the private placement of the Notes is shown below under "3. Capitalization."

     The Unaudited Pro Forma Condensed Consolidated Financial Statements and the other pro forma financial information included under "2. Other Historical and Pro Forma Financial Information" below are presented for illustrative purposes only and do not purport to represent what the results of operations actually would have been if the IT Group acquisition, the proposed private placement of the Notes and the repurchase of LYONs in the Tender Offer in fact had occurred on September 1, 2001, nor do they purport to project the results of operations for any future period. All pro forma adjustments are described more fully in the accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements and the other pro forma financial information included under "2. Other Historical and Pro Forma Financial Information" below, as the case may be. All pro forma adjustments are based upon preliminary estimates and certain assumptions that we believe are reasonable, and we believe all adjustments have been made that are necessary to present fairly the pro forma data. Accounting policies used in the preparation of these statements and information are those disclosed in our historical financial statements included in our Annual Report on Form 10-K for the fiscal quarter ended August 31, 2002 and our Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2002.

     The Unaudited Pro Forma Condensed Consolidated Financial Statements and the Other Historical and Pro Forma Financial Information should be read in connection with the other information in this Current Report on Form 8-K, including the information set forth below under "3. Capitalization," and our financial statements and other information contained in our Annual Report on Form 10-K for the fiscal year ended August 31, 2002 and our Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2002, and the historical financial statements of IT Group included in our Current Report on Form 8-K filed with the SEC on May 16, 2002, as amended by our Current Report on Form 8-K/A filed on July 12, 2002.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                           YEAR ENDED AUGUST 31, 2002

                        HISTORICAL   HISTORICAL     ACQUISITION     ACQUISITION      OFFERING       TENDER OFFER
                           SHAW      IT GROUP(1)   ADJUSTMENTS(2)    SUBTOTAL     ADJUSTMENTS(3)   ADJUSTMENTS(4)   PRO FORMA(5)
                        ----------   -----------   --------------   -----------   --------------   --------------   ------------
                                                                     (IN THOUSANDS)
Revenues..............  $3,170,696    $ 624,010      $ (15,258)A    $3,779,448       $     --         $    --        $3,779,448
Cost of revenues......   2,843,070      787,263        (36,736)B     3,593,597             --              --         3,593,597
                        ----------    ---------      ---------      ----------       --------         -------        ----------
Gross profit (loss)...     327,626     (163,253)        21,478         185,851             --              --           185,851
Selling, general and
  administrative
  expenses............     161,248       81,214             --         242,462             --              --           242,462
Goodwill
  amortization........          --        6,988         (6,988)C            --             --              --                --
Special charges.......          --       15,392             --          15,392             --              --            15,392
Loss on impairment of
  assets..............          --      529,428       (528,778)D           650             --              --               650
                        ----------    ---------      ---------      ----------       --------         -------        ----------
Operating income
  (loss)..............     166,378     (796,275)       557,244         (72,653)            --              --           (72,653)
Interest expense......     (23,028)     (32,474)        31,723 E       (23,779)       (26,268)H         6,567 I         (43,480)
Interest income.......      11,518           --           (596)F        10,922             --              --            10,922
Other income, net.....      (3,856)          --             --          (3,856)            --              --            (3,856)
                        ----------    ---------      ---------      ----------       --------         -------        ----------
                           (15,366)     (32,474)        31,127         (16,713)       (26,268)          6,567           (36,414)
                        ----------    ---------      ---------      ----------       --------         -------        ----------
Income (loss) before
  income taxes........     151,012     (828,749)       588,371         (89,366)       (26,268)          6,567          (109,067)
Provision (benefit)
  for income taxes....      54,348      140,232       (224,235)G       (29,655)        (9,456)G         2,364 G         (36,747)
                        ----------    ---------      ---------      ----------       --------         -------        ----------
Income (loss) from
  continuing
  operations before
  earnings from
  unconsolidated
  entities............      96,664     (968,981)       812,606         (59,711)       (16,812)          4,203           (72,320)
Earnings from
  unconsolidated
  entities............       1,703           --             --           1,703             --              --             1,703
                        ----------    ---------      ---------      ----------       --------         -------        ----------
Income (loss) from
  continuing
  operations..........      98,367     (968,981)       812,606         (58,008)       (16,812)          4,203           (70,617)
Discontinued
  operations..........          --      (17,200)            --         (17,200)            --              --           (17,200)
                        ----------    ---------      ---------      ----------       --------         -------        ----------
Net income (loss).....  $   98,367    $(986,181)     $ 812,606      $  (75,208)      $(16,812)        $ 4,203        $  (87,817)
                        ==========    =========      =========      ==========       ========         =======        ==========

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      THREE MONTHS ENDED NOVEMBER 30, 2002

                                           HISTORICAL      OFFERING       TENDER OFFER
                                              SHAW      ADJUSTMENTS(3)   ADJUSTMENTS(4)   PRO FORMA(5)
                                           ----------   --------------   --------------   ------------
                                                                 (IN THOUSANDS)
Revenues.................................   $996,906       $    --           $   --         $996,906
Cost of revenues.........................    914,480            --               --          914,480
                                            --------       -------           ------         --------
Gross profit.............................     82,426            --               --           82,426
Selling, general and administrative
  expenses...............................     49,892            --               --           49,892
                                            --------       -------           ------         --------
Operating income.........................     32,534            --               --           32,534
Interest expense.........................     (5,774)       (6,567)H          2,011I         (10,330)
Interest income..........................      1,539            --               --            1,539
Other income, net........................        (99)           --               --              (99)
                                            --------       -------           ------         --------
                                              (4,334)       (6,567)           2,011           (8,890)
                                            --------       -------           ------         --------
Income (loss) before income taxes........     28,200        (6,567)           2,011           23,644
Provision (benefit) for income taxes.....     10,152        (2,364)G            724G           8,512
                                            --------       -------           ------         --------
Income (loss) from continuing operations
  before losses from unconsolidated
  entities...............................     18,048        (4,203)           1,287           15,132
Losses from unconsolidated entities......     (1,595)           --               --           (1,595)
                                            --------       -------           ------         --------
Net income (loss)........................   $ 16,453       $(4,203)          $1,287         $ 13,537
                                            ========       =======           ======         ========

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      THREE MONTHS ENDED NOVEMBER 30, 2001

                         HISTORICAL   HISTORICAL     ACQUISITION     ACQUISITION      OFFERING       TENDER OFFER
                            SHAW      IT GROUP(1)   ADJUSTMENTS(2)    SUBTOTAL     ADJUSTMENTS(3)   ADJUSTMENTS(4)   PRO FORMA(5)
                         ----------   -----------   --------------   -----------   --------------   --------------   ------------
                                                                      (IN THOUSANDS)
Revenues...............   $453,609     $376,890        $(17,764)A     $812,735        $    --          $    --         $812,735
Cost of revenues.......    390,899      334,507         (18,923)B      706,483             --               --          706,483
                          --------     --------        --------       --------        -------          -------         --------
Gross profit...........     62,710       42,383           1,159        106,252             --               --          106,252
Selling, general and
  administrative
  expenses.............     30,908       17,806              --         48,714             --               --           48,714
Goodwill
  amortization.........         --        5,265          (5,265)C           --             --               --               --
                          --------     --------        --------       --------        -------          -------         --------
Operating income.......     31,802       19,312           6,424         57,538             --               --           57,538
Interest expense.......     (5,805)     (17,627)         17,382 E       (6,050)        (6,567)H          2,011I         (10,606)
Interest income........      3,022           --            (224)F        2,798             --               --            2,798
Other income, net......        367           --              --            367             --               --              367
                          --------     --------        --------       --------        -------          -------         --------
                            (2,416)     (17,627)         17,158         (2,885)        (6,567)           2,011           (7,441)
                          --------     --------        --------       --------        -------          -------         --------
Income (loss) before
  income taxes.........     29,386        1,685          23,582         54,653         (6,567)           2,011           50,097
Provision (benefit) for
  income taxes.........     10,585          648           8,442G        19,675         (2,364)G            724G          18,035
                          --------     --------        --------       --------        -------          -------         --------
Income (loss) before
  earnings from
  unconsolidated
  entities.............     18,801        1,037          15,140         34,978         (4,203)           1,287           32,062
Earnings from
  unconsolidated
  entities.............        151           --              --            151             --               --              151
                          --------     --------        --------       --------        -------          -------         --------
Net income (loss)......   $ 18,952     $  1,037        $ 15,140       $ 35,129        $(4,203)         $ 1,287         $ 32,213
                          ========     ========        ========       ========        =======          =======         ========

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     TWELVE MONTHS ENDED NOVEMBER 30, 2002

                           HISTORICAL   HISTORICAL     ACQUISITION     ACQUISITION      OFFERING       TENDER OFFER
                              SHAW      IT GROUP(1)   ADJUSTMENTS(2)    SUBTOTAL     ADJUSTMENTS(3)   ADJUSTMENTS(4)   PRO FORMA(5)
                           ----------   -----------   --------------   -----------   --------------   --------------   -------------
                                                                        (IN THOUSANDS)
Revenues.................  $3,713,993    $ 247,120      $   2,336A     $3,963,449       $     --         $    --        $3,963,449
Cost of revenues.........   3,366,651      452,756        (18,007)B     3,801,400             --              --         3,801,400
                           ----------    ---------      ---------      ----------       --------         -------        ----------
Gross profit.............     347,342     (205,636)        20,343         162,049             --              --           162,049
Selling, general and
  administrative
  expenses...............     180,232       63,408             --         243,640             --              --           243,640
Goodwill amortization....          --        1,723         (1,723)C            --             --              --                --
Special charges..........          --       15,392             --          15,392             --              --            15,392
Loss on impairment of
  assets.................          --      529,428       (528,778)D           650             --              --               650
                           ----------    ---------      ---------      ----------       --------         -------        ----------
Operating income
  (loss).................     167,110     (815,587)       550,844         (97,633)            --              --           (97,633)
Interest expense.........     (22,997)     (14,847)        14,217 E       (23,627)       (26,268)H         6,567I          (43,328)
Interest income..........      10,035           --           (373)F         9,662             --              --             9,662
Other expense, net.......      (4,322)          --             --          (4,322)            --              --            (4,322)
                           ----------    ---------      ---------      ----------       --------         -------        ----------
                              (17,284)     (14,847)        13,844         (18,287)       (26,268)          6,567           (37,988)
                           ----------    ---------      ---------      ----------       --------         -------        ----------
Income (loss) before
  income taxes...........     149,826     (830,434)       564,688        (115,920)       (26,268)          6,567          (135,621)
Provision (benefit) for
  income taxes...........      53,915      139,584       (235,230)G       (41,731)        (9,456)G         2,364G          (48,823)
                           ----------    ---------      ---------      ----------       --------         -------        ----------
Income (loss) from
  continuing operations
  before losses from
  unconsolidated
  entities...............      95,911     (970,018)       799,918         (74,189)       (16,812)          4,203           (86,798)
Losses from
  unconsolidated
  entities...............         (43)          --             --             (43)            --              --               (43)
                           ----------    ---------      ---------      ----------       --------         -------        ----------
Income (loss) from
  continuing
  operations.............      95,868     (970,018)       799,918         (74,232)       (16,812)          4,203           (86,841)
Discontinued
  operations.............          --      (17,200)            --         (17,200)            --              --           (17,200)
                           ----------    ---------      ---------      ----------       --------         -------        ----------
Net income (loss)........  $   95,868    $(987,218)     $ 799,918      $  (91,432)      $(16,812)        $ 4,203        $ (104,041)
                           ==========    =========      =========      ==========       ========         =======        ==========

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS

     (1) Historical IT Group information presented in the Pro Forma Consolidated Statement of Operations for the year ended August 31, 2002 relates to the eight month period from September 1, 2001 to May 3, 2002 (the date of the IT Group acquisition). Historical IT Group information presented in the Pro Forma Consolidated Statement of Operations for the three months ended November 30, 2001 relates to the three month period from September 1, 2001 to November 30, 2001. Historical IT Group information presented in the Pro Forma Consolidated Statement of Operations for the twelve months ended November 30, 2002 relates to the five month period from December 1, 2001 to May 3, 2002 (the date of the IT Group acquisition).

     Included in IT Group's historical results of operations presented in the Pro Forma Consolidated Statements of Operations for the year ended August 31, 2002 and the twelve months ended November 30, 2002 are charges of approximately $277.6 million generally relating to the following items resulting from changes in estimates caused by vendor issues, liquidity issues and ultimately IT Group's filing for bankruptcy protection on January 16, 2002 (in thousands):

  Reduction of accounts receivable..........................  $203,000(a)
  Employee accruals, write off of assets and other
     charges................................................    34,200(b)
  Legal, consulting and insurance expenses..................    14,500(c)
  Write off of notes receivable.............................     5,000(d)
  Facilities accrual........................................    10,200(e)
  Employee utilization......................................     6,000(f)
  Redundant corporate expenses..............................     4,650(g)
                                                              --------
          Total charges.....................................  $277,550
                                                              --------

---------------
      (a) Reduction of accounts receivable. Represents a reduction of accounts receivable of IT Group to estimated net realizable value, including $35.0 million relating to estimated claims recovery. The factors described above led to IT Group's inability to complete contracts and were factors in recording the charge.

      (b) Employee accruals, write off of assets and other charges. Represents $2.5 million of various employee accruals of IT Group primarily related to costs of deferred compensation plans for former executive officers, $25.2 million of assets of IT Group written off (including costs associated with system upgrades, inventory, property rejected in bankruptcy and equipment no longer in use or impaired) and $6.5 million of other charges primarily related to litigation.

      (c) Legal, consulting and insurance expenses. Represents fees incurred by IT Group for legal and consulting services relating to IT Group's bankruptcy proceedings, as well as tail insurance premiums.

      (d) Write off of notes receivable. Represents write off of notes receivable from employees of IT Group.

      (e) Facilities accrual. Represents lease commitments and the associated payment obligations due after 2001 related to abandoned office space.

      (f) Employee utilization. Represents charges related to excess personnel costs caused by abnormally low utilization. The low employee utilization resulted from a substantial reduction in project activity caused by IT Group's bankruptcy proceedings.

      (g) Redundant corporate expenses. Represents costs associated with maintaining a separate board of directors for IT Group and certain corporate departments for IT Group such as communications, government affairs and treasury which were eliminated after the acquisition.

      The elimination of these charges would not qualify as a pro forma adjustment under Regulation S-X under the Securities Act. Accordingly, no pro forma adjustments have been made to exclude these

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)


      charges in the Pro Forma Consolidated Statements of Operations set forth above under "1. Unaudited Pro Forma Financial Information."

     (2) Gives effect to the following assumptions and adjustments relating to the IT Group acquisition, including the elimination of assets and liabilities not acquired by us. Immediately following notes (A)-(G) below is a tabular presentation summarizing the assumptions and adjustments described in each of notes (A)-(G) below for the periods presented:

          (A) To eliminate revenues associated with IT Group contracts in progress and not acquired by us. For the twelve months ended November 30, 2002, write offs of unbilled revenue on rejected contracts exceeded the revenue recognized; as a result, the adjustment increases revenue on a pro forma basis for this period.

          (B) To eliminate cost of revenues associated with IT Group contracts in progress and not acquired by us and to adjust depreciation expense to reflect the fair value purchase price adjustments of property, plant and equipment.

          (C) To reverse goodwill amortization on IT Group's books in accordance with the transition provisions of SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." Goodwill created on business combinations completed after June 30, 2001 should not be amortized; therefore, the goodwill associated with the IT Group acquisition is not amortized in the pro forma statements.

          (D) To reverse the impairment of goodwill recorded by IT Group in December 2001. This goodwill related to acquisitions consummated by IT Group and the impairment charge was caused by significant operating losses and liquidity constraints experienced by IT Group prior to its acquisition by us. Assuming our acquisition of IT Group occurred on September 1, 2001, this goodwill would not have been recorded; therefore, this impairment charge would not have been necessary.

          (E) To eliminate interest expense associated with IT Group debt not assumed by us.

          (F) To record reduction of interest income for funds of approximately $39.8 million used in the acquisition, assuming a rate of 2.25% per annum.

          (G) To adjust the income tax provision to reflect our effective tax rate of 36%.

             Summary of assumptions and adjustments:

                                                              THREE MONTHS   TWELVE MONTHS
                                                 YEAR ENDED      ENDED           ENDED
                                                 AUGUST 31,   NOVEMBER 30,   NOVEMBER 30,
                                                    2002          2001           2002
                                                 ----------   ------------   -------------
                                                              (IN THOUSANDS)
Revenues (note A):
  Contracts not acquired.......................  $ (15,258)     $(17,764)      $   2,336
Cost of revenues (note B):
  Contracts not acquired -- costs..............    (29,361)      (16,074)        (13,397)
  Depreciation expense -- IT Group.............     (9,465)       (3,633)         (5,916)
  Depreciation expense -- Shaw.................      2,090           784           1,306
                                                 ---------      --------       ---------
  Total........................................    (36,736)      (18,923)        (18,007)
Goodwill amortization (note C):
  Elimination -- SFAS 141 and 142..............     (6,988)       (5,265)         (1,723)
Impairment of goodwill (note D):
  Impairment charge -- December 2001...........   (528,778)           --        (528,778)


              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)

                                                              THREE MONTHS   TWELVE MONTHS
                                                 YEAR ENDED      ENDED           ENDED
                                                 AUGUST 31,   NOVEMBER 30,   NOVEMBER 30,
                                                    2002          2001           2002
                                                 ----------   ------------   -------------
                                                              (IN THOUSANDS)
Interest expense (note E):
  Eliminate interest on unassumed debt of IT
     Group.....................................     31,723        17,382          14,217
Reduction of interest income (note F)..........       (596)         (224)           (373)
Effective tax rate (note G):
  Adjusted tax rate provision (benefit)........   (224,235)        8,442        (235,230)
                                                 ---------      --------       ---------
Net income.....................................  $ 812,606      $ 15,140       $ 799,918
                                                 =========      ========       =========

     (3) Assumes net proceeds of $241.1 million (after deducting estimated expenses and the initial purchasers' discounts) from the proposed issuance of the Notes at an assumed interest rate of 10% per annum and the amortization of issuance costs with respect to the Notes as follows:

          (H) To record additional interest expense associated with the Notes proposed to be issued. This interest expense is summarized as follows for each of the periods presented:

                                                 THREE MONTHS   THREE MONTHS   TWELVE MONTHS
                                    YEAR ENDED      ENDED          ENDED           ENDED
                                    AUGUST 31,   NOVEMBER 30,   NOVEMBER 30,   NOVEMBER 30,
                                       2002          2002           2001           2002
                                    ----------   ------------   ------------   -------------
                                                       (IN THOUSANDS)
Interest on Notes.................   $25,000        $6,250         $6,250         $25,000
Amortization of issuance costs....     1,268           317            317           1,268
                                     -------        ------         ------         -------
  Total...........................   $26,268        $6,567         $6,567         $26,268
                                     =======        ======         ======         =======

     The interest rate on the Notes proposed to be issued is an assumed rate. A change in the rate of one-eighth of one percent (0.125%) would change the interest expense by $.250 million for each twelve-month period and by $.063 million for each three-month period.

     (4) Assumes the valid tender by holders of LYONs in the Tender Offer, and acceptance and repurchase by us, of approximately $384.6 million in aggregate principal amount at maturity of LYONs at a purchase price of $650.00 per $1,000 principal amount at maturity of LYONs using the net proceeds from the proposed issuance of the Notes plus an additional $8.9 million of our available cash. The net loss associated with the repurchase of LYONs is not reflected in the accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations. Assuming the repurchase occurred on September 1, 2001, the net loss would have been $8.0 million. The net loss consists of the write off of unamortized issuance costs related to the LYONs and a loss on repurchase of the LYONs, including expenses associated with the Tender Offer. Also gives effect to the following adjustment relating to the repurchase (immediately following note
(I) is a tabular presentation summarizing the adjustment described in note (I) for each of the periods presented):

          (I) To record reduction of interest expense associated with the repurchase of LYONs. The reduction in interest expense consists of yield-to-maturity of the LYONs of 2.25% and amortization of issuance costs relating to the LYONs.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)



                                                 THREE MONTHS   THREE MONTHS   TWELVE MONTHS
                                    YEAR ENDED      ENDED          ENDED           ENDED
                                    AUGUST 31,   NOVEMBER 30,   NOVEMBER 30,   NOVEMBER 30,
                                       2002          2002           2001           2002
                                    ----------   ------------   ------------   -------------
                                                         (IN THOUSANDS)
Interest on LYONs.................    $4,579        $1,402         $1,402         $4,579
Amortization of issuance costs....     1,988           609            609          1,988
                                      ------        ------         ------         ------
  Total (note I)..................    $6,567        $2,011         $2,011         $6,567
                                      ======        ======         ======         ======

     (5) In the event the proposed private placement is completed but the Tender Offer for the LYONs is not consummated, we have presented below the decrease in net income resulting from the additional interest we would incur related to the LYONs, which would remain outstanding.


                          THREE MONTHS   THREE MONTHS   TWELVE MONTHS
             YEAR ENDED      ENDED          ENDED           ENDED
             AUGUST 31,   NOVEMBER 30,   NOVEMBER 30,   NOVEMBER 30,
                2002          2002           2001           2002
             ----------   ------------   ------------   -------------
                                  (IN THOUSANDS)
               $4,203        $1,287         $1,287         $4,203
               ======        ======         ======         ======

     2. OTHER HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The following information is included in the Preliminary Offering Circular:

                                                 HISTORICAL(1)
                                               ---------------
                                                 TWELVE MONTHS
                                                     ENDED
                                                 NOVEMBER 30,
                                                 -------------
                                                    2002(2)
                                                 -------------
                                        (IN THOUSANDS, EXCEPT RATIO DATA)
OTHER FINANCIAL DATA:
Cash interest expense(3)...............           $    1,576
Depreciation and
  amortization.........................               33,719
Capital expenditures(4)................               60,976
Backlog(5).............................            5,002,000
EBITDA(6)..............................              206,542
Pro Forma Adjusted
 EBITDA(6) ...........................              220,282
Ratio of Pro Forma Adjusted
 EBITDA to pro forma interest
 expense(7) ...........................                  5.1x
Ratio of total debt as adjusted to Pro
  Forma Adjusted EBITDA................                  2.4x
Ratio of net debt as adjusted to Pro
  Forma Adjusted
  EBITDA(8)............................                  0.9x
Net cash provided by (used
  in) operating
  activities...........................           $  166,766
Net cash provided by (used
  in) investing
  activities...........................             (202,731)
Net cash provided by (used
  in) financing
  activities...........................             (107,474)

                                           AT NOVEMBER 30,
                                                2002
                                           ---------------
                                           AS ADJUSTED(9)
                                           ---------------
                                            (IN THOUSANDS)
BALANCE SHEET DATA:
Total cash(10).........................      $  415,376
Working capital(11)....................         342,511
Total assets...........................       2,166,773
Total debt.............................         526,702
Shareholders' equity...................         661,170

---------------

 (1) All of the financial information in the table below is historical except for Pro Forma Adjusted EBITDA, the ratio of Pro Forma Adjusted EBITDA to pro forma interest expense, ratio of total debt as adjusted to Pro Forma Adjusted EBITDA, the ratio of net debt as adjusted to Pro Forma Adjusted EBITDA and the as adjusted balance sheet information.

 (2) The summary historical financial information was derived by adding historical financial information for fiscal 2002 to historical financial information for the three months ended November 30, 2002 and then subtracting historical financial information for the three months ended November 30, 2001.

 (3) Cash interest expense includes capitalized interest.

 (4) Capital expenditures represent cash payments for the purchase of property and equipment.

 (5) We define our backlog in our Integrated EPC Services segment as a "working backlog" that includes projects for which we have received a commitment from our customers. This commitment typically takes the form of a written contract for a specific project, a purchase order, or a specific indication of the amount of time or material we need to make available for a customer's anticipated project. In certain instances the engagement is for a particular product or project for which we estimate revenue, often based on engineering and design specifications that have not been finalized and may be revised over time.

     Our backlog for maintenance work is derived from maintenance contracts, some of which do not specify actual dollar amounts of maintenance work, in which case our backlog is based on estimates of work to be performed in light of such customers' historic maintenance requirements.

     Many of the contracts in backlog provide for cancellation fees in the event the customer were to cancel projects. These cancellation fees usually provide for reimbursement of our out-of-pocket costs and revenue associated with work performed to date. Furthermore, certain Integrated EPC contracts provide that, upon cancellation, we will receive a varying percentage of the profits we would have realized had the contract been completed. In addition to cancellation risks, projects may remain in our backlog for extended periods of time.

     Backlog from our Environmental & Infrastructure segment includes the value of awarded contracts and the estimated value of unfunded work. This unfunded backlog generally represents various federal, state and local government project awards for which the project funding has been partially authorized or awarded by the relevant government authorities, for example, when an authorization or an award has been provided for only the initial year or two of a multi-year project. Because of appropriation limitations in the governmental budget processes, firm funding is usually made for only one year at a time, and, in some cases, for periods less than one year, with the remainder of the years under the contract expressed as a series of one-year options. Amounts included in backlog are based on the contract's total awarded value and our estimates regarding the amount of the award that will ultimately result in the recognition of revenue. These estimates are based on our experience with similar awards and similar customers and average approximately 75% of the total unfunded awards. Estimates are reviewed periodically and appropriate adjustments are made to the amounts included in backlog and in unexercised contract options. Our backlog does not include any awards, funded or unfunded, for work expected to be performed more than 5 years after the date of the financial statements presenting such backlog. The amount of future actual awards may be more or less than our estimates.

     Backlog is not a measure defined in generally accepted accounting principles, or GAAP, and our backlog may not be comparable to the backlog of other companies.

 (6) EBITDA is net income before interest expense, income taxes, depreciation and amortization. In calculating EBITDA, we exclude earnings (losses) from unconsolidated entities, extraordinary items and the cumulative effect of accounting changes. Pro Forma Adjusted EBITDA is EBITDA as adjusted to give effect to certain items that management believes are appropriate to consider in evaluating our ability to meet our future debt service, capital expenditures and working capital requirements. We believe that both EBITDA and Pro Forma Adjusted EBITDA provide useful information for such evaluation. Neither EBITDA nor Pro Forma Adjusted EBITDA is a measure of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as measures of profitability or liquidity. In addition, the way we calculate EBITDA and Pro Forma Adjusted EBITDA may not be comparable to the EBITDA or Pro Forma Adjusted EBITDA calculations of other companies. EBITDA and Pro Forma Adjusted EBITDA may not be indicative of historical operating results, and we do not mean for either to be predictive of future results of operations or cash flows. Actual results may differ materially from those reflected in Pro Forma Adjusted EBITDA.

     Pro Forma Adjusted EBITDA has been calculated by determining EBITDA on a pro forma basis for the twelve month period ended November 30, 2002 based on the pro forma financial information for this period set forth under the caption "1. Unaudited Pro Forma Financial Information," above and then adjusted as set forth below to eliminate certain charges and write offs taken by IT Group prior to our acquisition of substantially all of the assets of IT Group in the third quarter of fiscal 2002.

     The calculations for Pro Forma Adjusted EBITDA are set forth below. The explanations for notes (a) - (g) are set forth in note (1) to the Unaudited Pro Forma Condensed Consolidated Statements of Operations set forth above under the caption "1. Unaudited Pro Forma Financial Information."

                                                                 PRO FORMA
                                                            --------------------
                                                            TWELVE MONTHS ENDED
                                                             NOVEMBER 30, 2002
                                                            --------------------
                                                               (IN THOUSANDS)
Loss before income taxes.................................        $(135,621)
  Interest expense.......................................           43,328
  Depreciation and amortization..........................           35,025
                                                                 ---------
EBITDA...................................................          (57,268)
Adjustments:
  Reduction of accounts receivable.......................          203,000(a)
  Employee accruals, write off of assets and other
     charges.............................................           34,200(b)
  Legal, consulting and insurance expenses...............           14,500(c)
  Write off of notes receivable..........................            5,000(d)
  Facilities accrual.....................................           10,200(e)
  Employee utilization...................................            6,000(f)
  Redundant corporate expenses...........................            4,650(g)
                                                                 ---------
          Total adjustments..............................          277,550
                                                                 ---------
Pro Forma Adjusted EBITDA................................        $ 220,282
                                                                 =========

      The foregoing adjustments presented to derive Pro Forma Adjusted EBITDA would not qualify as pro forma adjustments under Regulation S-X under the Securities Act. Accordingly, no pro forma adjustments have been made to exclude the foregoing adjustments in the pro forma consolidated statements of operations set forth above under "1. Unaudited Pro Forma Financial Information."

 (7) Ratio of pro forma Adjusted EBITDA to pro forma interest expense of $43.3 million gives effect to the net increase in interest expense resulting from the proposed issuance of the Notes and the anticipated use of the net proceeds of the proposed private placement of the Notes, assuming the valid tender in the Tender Offer of a sufficient amount of LYONs at $650.00 per $1,000 principal amount at maturity. Also gives effect to the use of $8.9 million of cash available to us prior to the completion of the proposed private placement of the Notes to repurchase LYONs in the Tender Offer at the assumed purchase price. If no LYONs are tendered in the Tender Offer, the ratio of Pro Forma Adjusted EBITDA to pro forma interest expense would be 4.4x.

 (8) Net debt as adjusted represents total debt as adjusted less cash, cash equivalents and marketable securities. Net debt as adjusted has not been reduced by $96.5 million of escrowed cash which secures a performance bond on an international project.

 (9) Gives effect to the proposed issuance of the Notes and the anticipated use of the net proceeds of the proposed private placement of the Notes, assuming the valid tender in the Tender Offer of a sufficient amount of LYONs at $650.00 per $1,000 principal amount at maturity. Also gives effect to the use of $8.9 million of cash available to us prior to the completion of the proposed private placement of the Notes to repurchase LYONs in the Tender Offer at the assumed purchase price and the use of $3.5 million of cash available to us prior to the completion of the proposed private placement of the Notes to pay certain fees and expenses in connection with the Tender Offer.

(10) Includes cash, cash equivalents and marketable securities. Cash also includes $96.5 million of escrowed cash which secures a performance bond on an international project.

(11) Working capital represents current assets less current liabilities.

     3. CAPITALIZATION

     The following table sets forth our cash, marketable securities and capitalization at November 30, 2002 as adjusted to give effect to the proposed issuance of the Notes and the anticipated use of the proceeds of the proposed private placement of the Notes, assuming the valid tender is the Tender Offer of a sufficient amount of LYONs at $650.00 per $1,000 principal amount at maturity. There can be no assurance that holders of LYONs will tender any LYONs in the Tender Offer.


                                         AT NOVEMBER 30, 2002
                                         --------------------
                                             AS ADJUSTED
                                         --------------------
                                        (DOLLARS IN THOUSANDS)
Cash and cash equivalents.............   $            264,204(1)
                                         ====================
Escrowed cash(2)......................   $             96,500
                                         ====================
Marketable securities,
  held to maturity....................   $             54,672
                                         ====================
Short-term borrowings and current
  maturities of long-term debt:
     Short-term borrowings (revolving
       lines of credit)(3)............   $                 --
     Current maturities of long-term
       debt(4)........................                  5,202
                                         --------------------
       Total short-term borrowings and
        current maturities of
        long-term debt................                  5,202
                                         --------------------
Long-term debt, excluding current
  portion(4):
     Revolving credit facility(3).....                     --
     Other long-term debt.............                  3,019
     LYONs, with early repurchase
       options by holders.............                268,481
     Notes offered hereby.............                250,000
                                         --------------------
       Total long-term debt...........                521,500
                                         --------------------
Shareholders' equity:
     Preferred stock, no par value;
       20,000,000 shares authorized;
       no shares issued and
       outstanding....................                     --
     Common stock, no par value;
      200,000,000 shares authorized;
      shares issued and 37,732,416
      outstanding(5)..................                494,838
Retained earnings.....................                280,586
Accumulated other comprehensive income
  (loss)..............................                (14,341)
Treasury stock, 5,331,655  shares.....                (99,913)
                                         --------------------
       Total shareholders' equity.....                661,170
                                         --------------------
          Total capitalization........   $          1,187,872
                                         ====================

---------------

(1) Gives effect to the use of $8.9 million of cash available to us prior to the completion of the proposed private placement of the Notes to repurchase LYONs at the assumed purchase price in the Tender Offer and $3.5 million of cash available prior to the completion of the proposed private placement of the Notes to pay certain fees and expenses in connection with the Tender Offer.

(2) Represents cash in escrow which secures a performance bond on an international project.

(3) At November 30, 2002, we had approximately $173.2 million in letters of credit outstanding. No revolving credit loans were outstanding under our credit facilities at November 30, 2002.

(4) Includes obligations under capital leases.

(5) Does not include 6,545,723 shares reserved for issuance under our stock option plans. As of November 30, 2002, options to purchase 4,502,014 shares at a weighted average exercise price of $17.81 had been issued.

     4. OTHER INFORMATION

     (a) The following statements are included in the Preliminary Offering
Circular:

         (i) At November 30, 2002, our backlog of approximately $5.0 billion consisted of over 1,500 contracts and was broadly diversified in terms of customer concentration, end markets served and services provided.

BACKLOG BY END MARKET
   As of 11/30/02
Environmental        32%
Nuclear Power        23%
Fossil Fuel EPC      12%
Process              11%
Infrastructure       10%
Other Power           8%
Other E&I             3%
Other Industries      1%

BACKLOG BY CONTRACT TYPE
   As of 11/30/02
Cost-plus          77.4%
Fixed Price        16.7%
Unit Price          5.9%

         (ii) Many of our environmental and infrastructure businesses, along with our existing maintenance services, tend to provide recurring revenues due to established customer relationships and long term contracts. These types of services accounted for approximately $2.6 billion, or 52%, of our backlog at November 30, 2002. Although one customer, the Tennessee Valley Authority, a wholly-owned corporation of the U.S. government, accounted for 16% of our total backlog as of November 30, 2002 under two separate contracts and another, BASF, accounted for 6% of total backlog as of that date, no other customer accounted for more than 4% of backlog as of that date.

     (b) The following statements, which reflect an update from the risk factor entitled "The Company's repurchase obligations under its zero-coupon, unsecured convertible notes due 2021 (LYONs) could result in adverse consequences" in our Annual Report on Form 10-K for the fiscal year ended August 31, 2002, are included in the Preliminary Offering Circular:

OUR REPURCHASE OBLIGATIONS UNDER THE LYONS COULD RESULT IN ADVERSE CONSEQUENCES.

     In May 2001, we issued $790.0 million aggregate principal amount at maturity of 20-year, zero-coupon, unsecured, convertible debt Liquid Yield Option(TM) Notes, or LYONs. The LYONs were issued on an original issue discount basis of $639.23 per $1,000 maturity value of the LYONs. On May 1 of 2004, 2006, 2011 and 2016, holders of LYONs may require us to purchase all or a portion of the LYONs at their accreted value (the original issue price of LYONs increases by 2.25% per year). At May 1, 2004, the accreted value of the LYONs will be $683.61 per $1,000 maturity value and the aggregate accreted value of the LYONs will be $540.0 million (or $277.1 million after giving effect to the anticipated repurchase of $384.6 million aggregate principal amount at maturity of LYONs in the Tender Offer). The effective conversion price of the LYONs into our common stock is $77.03 per share and the closing price of our common stock on the New York Stock Exchange on February 21, 2003 was $10.71 per share. Unless our common stock price increases to a price in excess of $77.03 per share, we anticipate that a substantial portion, and perhaps all, of the LYONs will be submitted for repurchase as early as May 1, 2004. In the event that holders of LYONs require us to repurchase the LYONs on any of these dates, we may, subject to certain conditions, choose to redeem the LYONs in cash or in shares of our common stock, or in a combination of both. If we elect to issue our common stock, the value of the common stock would be determined by reference to the current market value of our common stock at the time of each repurchase. Unless our common stock price increases significantly, we anticipate that we would fund all or substantially all of this repurchase obligation with cash. Assuming that we purchase $384.6 million aggregate principal amount at maturity of LYONs in our recently announced Tender Offer for the LYONs and assuming that our cash flow from operations through the repurchase date meets our reported projections, we anticipate that we would have sufficient cash resources to repurchase up to the remaining $277.1 million in accreted value of the LYONs with cash on May 1, 2004. However, if we elect to fund all or substantially all of this repurchase obligation with cash, we will substantially reduce our available cash resources or other forms of liquidity. This could have the effect of restricting our ability to fund new acquisitions or to meet other future working capital needs, as well as increasing our costs of borrowing. We may seek to refinance or restructure our obligations under the LYONs, including the incurrence of additional borrowings, but we may not be successful in doing so or the refinancing or restructuring may result in terms less favorable to us and the holders of the notes than the terms of the LYONs. In addition, our Amended Credit Facility will only permit us to repurchase LYONs as long as, after giving effect to the purchase, we have the ability to borrow up to $50.0 million under that facility and that we have designated amounts of cash and cash equivalents. Prior to May 1, 2004, cash and cash equivalent amounts must be not less than $100.0 million and thereafter not less than $75.0 million. Under our Amended Credit Facility, cash and cash equivalents for purposes of this test consist of of those sums not otherwise pledged or escrowed under our Amended Credit Facility and are reduced by amounts borrowed under our Amended Credit Facility.

     (c) The following statements are included in the Preliminary Offering Circular and describe certain of the expected terms of our Amended Credit
Facility:

     Concurrently with the closing of the proposed private placement of the Notes, we expect to enter into an amendment and extension of our Existing Credit Facility which expires in July 2003. We expect that our Amended Credit Facility will provide for a revolving credit facility in an amount not less than $250.0 million. The entire revolving credit facility will be available to issue letters of credit. Without the consent of the lenders under the Amended Credit Facility and subject to certain conditions, we may, within the first year after the closing date of the Amended Credit Facility, increase total commitments up to a maximum of $300.0 million by allowing one or more lenders to increase their commitment or by adding new lenders. The revolving credit facility expires and is repayable in full on the third anniversary of the closing date of the Amended Credit Facility.

    All loans, other than swingline loans, outstanding under the Amended Credit Facility will bear interest at a rate per annum equal to, at our option, either the defined base rate or the defined Eurodollar rate, in each case plus an applicable margin. The applicable margin will adjust according to a performance pricing grid generally based on the ratings by Moody's Investor Services and Standard and Poor's Rating Services for the loans made pursuant to the Amended Credit Facility or, if neither service has in effect a rating for the loans, the ratings by Moody's Investor Services and Standard and Poor's Rating Services applicable to our senior, unsecured long-term indebtedness for borrowed money that is not guaranteed, if any. The terms "base rate" and "Eurodollar rate" will have meanings customary and appropriate for financings of this type.

    We will be required to prepay the loans under the Amended Credit Facility with:

    - 100% of the net proceeds from the incurrence of indebtedness for borrowed money by us, subject to limited exceptions;

    - 100% of the net cash proceeds from the issuance and sale of equity by us to a third party (if not used for acquisitions or other general corporate purposes within 90 days after receipt), other than proceeds from the sale of equity upon the exercise of stock options under our employee or director stock option plans in the ordinary course of business; and

    - insurance proceeds or condemnation awards that we receive in excess of $5.0 million that are not used to or committed to purchase a similar asset or for a like business purpose within 90 days of receipt.

    Prepayments shall be applied first to swingline loans and thereafter to loans under the revolving credit facility.

    We, at our option, may prepay the loans under the Amended Credit Facility without premium or penalty, subject to reimbursement of the lenders' breakage costs in the case of prepayment of Eurodollar rate loans.

    On the closing date of the Amended Credit Facility, all of our present and future domestic subsidiaries eligible to make guarantees will become guarantors of the Amended Credit Facility. Our and the guaranteeing entities' obligations will be secured by a first priority perfected security interest in all accounts receivable, inventory, general intangibles, the proceeds and products thereof and all other personal property, other than real estate, plants, parts and equipment, of ours and our guaranteeing entities, other than specified assets. In addition, 100% of the equity interests of certain of our domestic subsidiaries and 66% of the equity interests of certain of our first tier foreign subsidiaries will be pledged as security for the Amended Credit Facility. All other existing and future unencumbered assets of ours and our guaranteeing subsidiaries, including real estate and certain personal property for which a perfected security interest cannot be obtained, will be subject to a negative pledge.

    The Amended Credit Facility will contain certain financial covenants, including a leverage ratio (which will become more restrictive over time) and a minimum fixed charge coverage ratio, which require us to achieve levels of defined net worth and EBITDA and which limit our capital expenditures. The Amended Credit Facility will also contain customary restrictions upon acquisitions, sales of assets, payment of dividends, mergers, sales of accounts, redemptions or repurchases of stock, transactions with stockholders and affiliates, liens, capital expenditures, capital leases, negative pledges, sale-leaseback transactions, indebtedness, contingent obligations, investments, acquisitions and joint ventures. The Amended Credit Facility will also prohibit, without the consent of the lenders, prepayments of the Notes proposed to be issued in the private placement and amendments to the terms of such Notes. The Amended Credit Facility will include customary events of default, including a defined "change of control." The Amended Credit Facility will only permit us to repurchase LYONs as long as, after giving effect to the purchase, we have the ability to borrow up to $50.0 million under that facility and we have designated amounts of cash and cash equivalents. Prior to May 1, 2004, cash and cash equivalent amounts must be not less than $100.0 million and thereafter not less than $75.0 million. Under our Amended Credit Facility, cash and cash equivalents for purposes of this test consist of those sums not otherwise pledged or escrowed under our Amended Credit Facility and are reduced by amounts borrowed under our Amended Credit Facility. Borrowings under the Amended Credit Facility are subject to numerous conditions.

D.  FORWARD LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this Current Report on Form 8-K that are not historical facts (including without limitation statements to the effect that we "believe," "expect," "anticipate," "plan," "intend" or "foresee," and other similar expressions) are forward-looking statements. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those anticipated by us. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions. They are subject to change based upon various factors, including but not limited to the following risks and uncertainties:

         o   changes in the demand for our products and services;

         o changes in general economic conditions, and, specifically, changes in the rate of economic growth in the United States and other major international economies;

         o the presence of competitors with greater financial resources and the impact of competitive products, services and pricing;

         o the cyclical nature of the individual markets in which our customers operate;

         o the financial strength of our customers and their ability to make scheduled payments on their contracts with us;

         o changes in investment by the energy, power and environmental and infrastructure industries;

         o the availability of qualified engineers, professional staff and craft labor needed to execute contracts;

         o   the uncertain timing of awards and contracts;

         o the funding of backlog, including government budget constraints, cost overruns on fixed or unit priced contracts;

         o cost overruns which negatively affect fees to be earned or cost variances to shared on cost-plus contracts;

         o changes in laws and regulations and in trade, monetary and fiscal policies worldwide;

         o   currency fluctuations;

         o the effect of our policies, including but not limited to the amount and rate of growth of our expenses;

         o   the continued availability to us of adequate funding sources;

         o delays or difficulties in the production, delivery or installation of products and the provision of services, including in the ability to recover for changed conditions;

         o   our ability to successfully integrate acquisitions;

         o the protection and validity of patents and other intellectual property; and

         o   various other legal, regulatory and litigation risks.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements contained in this Current Report on Form 8-K whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Section 14 - "Certain Significant Considerations" of the Offer to Purchase filed as an exhibit to our Schedule TO filed with the SEC on February 26, 2003 relating to the Tender Offer and the "Risk Factors" described in Item 7. - "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Annual Report on Form 10-K for the fiscal year ended August 31, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE SHAW GROUP INC.
                                        (Registrant)


Date: February 27, 2003                  /s/ GARY P. GRAPHIA
                                        ----------------------------------------
                                        Gary P. Graphia
                                        Secretary and General Counsel